Exhibit 107.01

Calculation of Filing Fee Table

Form S-3ASR

(Form Type)

OGE Energy Corp.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(c)	5,000,000	$46.82 (1)	$234,100,000	$138.10 per $1,000,000	$32,329.21
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$234,100,000		$32,329.21
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$32,329.21
(1)
This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to the Rule 457(c) of the Securities Act of 1933, as amended, and is based on the average of the high and low prices of the registrant's common stock on the New York Stock Exchange on February 19, 2026.